UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2007

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On September 17, 2007, Quest Software, Inc. (“Quest”) issued a press release announcing certain preliminary operating results for each of the last six completed quarterly periods and providing an update on Quest’s stock option investigation and restatement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 17, 2007, Quest issued a press release announcing that, on September 14, 2007, the Board of Directors of the Nasdaq Stock Market LLC provided Quest until November 14, 2007 to file all delinquent periodic reports necessary to regain compliance with the Nasdaq listing requirements. There can be no assurance that Nasdaq will provide Quest with any additional time, if necessary, or that Quest’s common stock will remain listed on the Nasdaq Global Select Market. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless Quest specifically incorporates the foregoing information into those documents by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Quest Software, Inc. on September 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.
Date: September 17, 2007
	By:	/s/ J. Michael Vaughn
J. Michael Vaughn
Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release issued by Quest Software, Inc. on September 17, 2007.